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                EXHIBIT 11.1 -- COMPUTATION OF PER SHARE EARNINGS
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                                              Eight Month                            Six Month           Six Month
                                             Period Ended          Year Ended       Period Ended        Period Ended
                                               August 31,          August 31,        February 29,       February 28,
                                             ------------        ------------        -----------        ------------
                                                 1995                1996               1996                1997
                                             ------------        ------------        -----------        ------------
Primary:
  Net loss                                   $(10,160,639)       $(18,429,784)       $(7,242,166)       $(16,292,351)
                                             ------------        ------------        -----------        ------------
  Weighted average number of common
   shares outstanding                           1,474,554           2,219,770          2,149,332           2,323,207
                                             ------------        ------------        -----------        ------------

Net income per common share                  $      (6.89)       $      (8.30)       $     (3.37)       $      (7.01)
                                             ------------        ------------        -----------        ------------

Fully Diluted:
  Net loss                                   $(10,160,639)       $(18,429,784)       $(7,242,166)       $(16,292,351)
  Interest expense related to convertible
   notes, net of income tax expense          $    918,501        $  5,342,208        $ 1,889,955        $  6,907,852
                                             ------------        ------------        -----------        ------------
  Adjusted net loss                          $ (9,242,138)       $(13,087,576)       $(5,352,211)       $ (9,384,499)
                                             ------------        ------------        -----------        ------------
  Weighted average number of common
   shares outstanding, assuming
   conversion of convertible notes at
   beginning of relevant period                 1,671,890           3,202,778          2,731,972           3,653,532
                                             ------------        ------------        -----------        ------------

Net loss per common share                    $      (5.53)       $      (4.09)       $     (1.96)       $      (2.57)
                                             ------------        ------------        -----------        ------------

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